Exhibit 99.1

Prestige Brands, Inc. Announces Offering of $290 Million Senior Notes

Irvington, NY, January 18, 2012— Prestige Brands Holdings, Inc. (NYSE: PBH) (the “Company”) announced today that its wholly-owned subsidiary, Prestige Brands, Inc. (“Prestige Brands”), intends to offer, subject to market and other conditions, up to $290 million in aggregate principal amount of new senior notes due 2020 (the “Notes”) in a private offering. The Notes will be senior unsecured obligations of Prestige Brands and will be guaranteed by the Company and certain of its domestic subsidiaries.

The Company intends to use the net proceeds from the offering, together with additional senior secured bank debt, to finance the previously announced acquisition of certain North American over-the-counter healthcare brands owned by GlaxoSmithKline plc and its affiliates (the “GSK Brands”), to repay its existing senior secured credit facilities, to pay fees and expenses incurred in connection with these transactions and for general corporate purposes.

The Notes and related guarantees are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes and related guarantees. Any offers of the Notes and related guarantees will be made only by means of a private offering memorandum. The Notes and related guarantees have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

In addition, the Company intends to enter into new senior secured credit facilities. The new senior secured credit facilities will consist of (i) a $620 million term loan facility with a seven-year maturity (the “New Term Loan Facility”) and (ii) a $50 million asset-based revolving credit facility with a five-year maturity. In addition, the Company has agreed to secure its existing 8.25% Senior Notes due 2018 ratably with the New Term Loan Facility.

About the Company

Prestige Brands, Inc. markets and distributes brand name over-the-counter healthcare and household cleaning products throughout the United States, Canada, and certain international markets. Key brands include Chloraseptic® sore throat treatments, Clear Eyes® eye care products, Compound W® wart removers, the PediaCare® and Little Remedies® lines of children’s over-the-counter products, The Doctor’s® NightGuard® dental protector, Luden’s® throat drops, Efferdent® denture care products, Dramamine® motion sickness treatment, and the Comet® line of household cleaning products.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” generally can be identified by the use of the forward-looking terminology such as “assumptions,” “target,” “guidance,” “outlook,” “plans,” “projection,” “may,” “will,” “would,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “continue,” (or the negative of other derivatives of each of these terms) or similar terminology. The “forward-looking statements” include, without limitation, statements regarding Prestige Brands’ acquisition of the GSK Brands, issuance of the Notes and the entry into new senior secured bank facilities. These statements are based on management’s estimates and assumptions with respect to future events, which include uncertainty as to our ability to consummate the offering of the notes, failure to realize the anticipated benefits of the acquisition of the GSK Brands, including as a result of a delay in completing the acquisition of the GSK Brands or a delay or difficulty in integrating the GSK Brands, the expected amount and timing of cost savings and operating synergies, current capital and debt market conditions, the Company’s ability to obtain new debt financing on acceptable terms, the anticipated terms of the Notes, and the anticipated use of proceeds from the proposed offering, which estimates are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause actual results to vary is included in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission.

Contact: Dean Siegal

(914) 524-6819

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